                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                       Allin Communications Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (4) Date Filed:

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Notes:

  Definitve Proxy Materials are being released to stockholders April 11, 1997.

                                                  [LOGO OF ALLIN COMMUNICATIONS]


                        Allin Communications Corporation
                             300 Greentree Commons
                              381 Mansfield Avenue
                      Pittsburgh, Pennsylvania  15220-2751

                    Notice of Annual Meeting of Stockholders
                             To be held May 8, 1997



Dear Stockholders:

     You are cordially invited to attend the annual meeting of stockholders of Allin Communications Corporation (the "Company") that will be held on Thursday, May 8, 1997 at 1:00 p.m. EDT, at the Greentree Marriott, 101 Marriott Drive, Pittsburgh, Pennsylvania 15205, for the following purposes, as set forth in the accompanying Proxy Statement:

1.  To elect seven directors.

2. To consider and vote on a proposal to approve the 1997 Stock Plan of Allin Communications Corporation.

3. To ratify the Board of Director's appointment of Arthur Andersen LLP as independent public accountants for the Company for the year ending December 31, 1997.

4. To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.


     The Board of Directors has established the close of business on March 27, 1997, as the record date for the determination of stockholders entitled to receive notice of and to vote at the annual meeting and any adjournment or postponement thereof.

     YOU ARE URGED TO REVIEW CAREFULLY THE ACCOMPANYING PROXY STATEMENT AND TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

       Your proxy may be revoked by you at any time before it has been voted. You are cordially invited to attend the annual meeting in person if it is convenient for you to do so.

       By order of the Board of Directors,


       /S/ Jon E. VanAmringe

       Jon E. VanAmringe
       Chief Financial Officer and Assistant Secretary


April 7, 1997

                        Allin Communications Corporation
                                Proxy Statement


General Information

     This proxy statement is provided to the stockholders of Allin Communications Corporation (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies for use at the Annual Meeting of Stockholders of the Company to be held on Thursday, May 8, 1997, at 1:00 p.m., EDT, at the Greentree Marriott, 101 Marriott Drive, Pittsburgh, Pennsylvania, 15205, and any adjournments or postponements thereof. A form of proxy is enclosed for use at the annual meeting. Proxies properly executed and returned in a timely manner will be voted at the annual meeting in accordance with the directions specified therein. If no direction is indicated, they will be voted for the election the nominees named herein as directors, for the proposal to approve the 1997 Stock Plan of Allin Communications Corporation (the "1997 Stock Plan"), for the ratification of the appointment of Arthur Andersen LLP as the Company's independent accountants and, on other matters presented for a vote, in accordance with the judgment of the persons acting under the proxies. The persons named as proxies were selected by the Board of Directors and are present members of executive management of the Company.

     The Company's executive offices are located at 300 Greentree Commons, 381 Mansfield Avenue, Pittsburgh, Pennsylvania 15220-2751, and its telephone number is (412) 928-8800. Proxy materials are first being mailed to stockholders beginning on or about April 9, 1997.

Shares Outstanding, Voting Rights and Vote Required

     Only stockholders of record at the close of business on March 27, 1997 are entitled vote at the annual meeting. The only voting stock of the Company outstanding and entitled to vote at the annual meeting is its common stock, $.01 par value per share (the "Common Stock"), of which 5,184,067 shares were outstanding as of the close of business on March 27, 1997. Each share of Common Stock issued and outstanding is entitled to one vote on matters properly submitted at the annual meeting. Cumulative voting is not permitted under the Company's Certificate of Incorporation, as amended.

     The presence, in person or by proxy, of the holders of a majority of the total issued and outstanding shares of Common Stock entitled to vote at the annual meeting is necessary to constitute a quorum for the transaction of business at the annual meeting. Abstentions and broker non-votes are counted for purposes determining the presence or absence of a quorum. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Abstentions are counted in tabulating votes cast on proposals presented to stockholders, whereas broker non-votes are not. Votes cast in person or by proxy at the annual meeting will be tabulated by the election inspector appointed for the meeting.

     Directors will be elected by a plurality of the votes of the shares present or represented by proxy at the meeting and entitled to vote on the election of directors. That is, the nominees receiving the greatest number of votes will be elected. If a quorum is present, abstentions and broker non-votes will have no effect on the voting for the election of directors. Approval of the 1997 Stock Plan requires the affirmative vote of the holders of a majority of the shares present or represented by proxy at the meeting entitled to vote on such proposal, and ratification of the appointment of independent public accountants requires the affirmative vote of a majority of the votes cast. If a quorum is present, non-votes will have no effect on the voting for the 1997 Stock Plan or ratification of appointment of independent public accountants; however, abstentions will have the effect of a negative vote. Stockholders voting by proxy may revoke that proxy at any time before it is voted at the annual meeting by delivering written notice to the Secretary of the Company, by delivering a proxy bearing a later date or by attending the annual meeting in person and casting a ballot. The Board of Directors recommends voting (1) FOR the election of the nominees named herein for director, (2) FOR the adoption of the Company's 1997 Stock Plan, and (3) FOR ratification of the appointment of Arthur Andersen LLP as the Company's independent public accountants for 1997.

                             Election of Directors
                                  (Proposal 1)

     The Board of Directors of the Company currently consists of seven members, four of whom are non-employee directors. The Chairman and Chief Executive Officer, President, and Chief Operating Officer of the Company are members of the Board. All directors are elected for one year terms and hold office until the next annual meeting of stockholders following election and until their successors are duly elected and qualified. All executive officers serve at the discretion of the Board and are elected by the Board each year.

     The persons named below have been designated by the Board of Directors as nominees for election as directors, for terms expiring at the 1998 Annual Meeting of Stockholders. All nominees currently serve as directors of the Company. Ages are given as of March 31, 1997.

     Richard W. Talarico, age 41, became Chairman of the Board and Chief Executive Officer of the Company in July 1996. He has served as a director of SeaVision, Inc., a subsidiary of the Company since August 1996 ("SeaVision"), since October 1994 and as Chairman of the Board and Chief Executive Officer of SeaVision since June 1996. Mr. Talarico has served SeaVision in various other capacities, including Vice President of Finance from October 1994 to October 1995, President from October 1995 to June 1996 and Chief Financial Officer, Secretary and Treasurer from October 1994 to June 1996. Since 1991, Mr. Talarico has been a partner in The Hawthorne Group ("THG"), where he has been involved in numerous business ventures and has served in various financial and operating capacities. THG is a private investment and management company, which invests through affiliates primarily in media and communications companies.

     R. Daniel Foreman, age 34, became a director and President of the Company in July 1996. He has served as a director of SeaVision since October 1994 and as President since June 1996. Mr. Foreman also served as Vice President of Technology of SeaVision from October 1994 to June 1996. Since May 1989, Mr. Foreman has served as Executive Vice President of Blair Haven Entertainment, Inc., which operates under the name Commercial Downlink ("Commercial
Downlink"), a company founded to serve the needs of the satellite communications industry, where he has been responsible for technology development and implementation. Since 1992, Mr. Foreman has been Executive Vice President of ComTek Printing & Graphics Inc., a commercial printing company. He also serves as President of Digital Media Corp., a company which provides closed-circuit video to racetracks. Since the formation of SeaVision in June 1994, Mr. Foreman has devoted substantially all of his time to its operations.

     Brian K. Blair, age 34, became a director, Chief Operating Officer and Secretary of the Company in July 1996. Mr. Blair has served as a director of SeaVision since October 1994. Mr. Blair also served as Vice President of Administration and Operations of SeaVision from October 1994 until June 1996. Since May 1989, Mr. Blair has been President of Commercial Downlink where he is responsible for the day-to-day activity of such company. Mr. Blair also serves as Secretary and Treasurer of Digital Media Corp. Since the formation of SeaVision in June 1994, Mr. Blair has devoted substantially all of his time to its operations.

     William C. Kavan, age 46, became a director of the Company in July 1996 and has served as a director of SeaVision since October 1994. Since 1980, Mr. Kavan has been president of Berkely-Arm, Inc. ("Berkely"), the largest provider of revenue generating passenger insurance programs for the cruise industry. Berkely serves twenty-five cruise line clients, including Carnival, Costa, Cunard, Epirotiki, NCL, P&O, Princess, Radisson and Royal Caribbean.

     Paul J. Pasquarelli, age 45, became a director of the Company in January 1997. Mr. Pasquarelli has been Vice President of Buena Vista Home Video, a Walt Disney Company, since 1994. From 1992 to 1994, he served as President of Visual Expressions, Inc., and from 1987 to 1992, as President and Chief Executive Officer of Video Channels/Rank Retail Services America. Mr. Pasquarelli founded both of these companies which were engaged in the video entertainment business.

     James C. Roddey, age 64, became a director of the Company in July 1996 and has served as a director of SeaVision since October 1994. Mr. Roddey served as President of International Sports Marketing, Inc. (now SportsWave, Inc., a subsidiary of the Company since November 1996 ("SportsWave")) from 1992 to 1996. He has served as Chairman or as President of various other entities affiliated with THG, including President of Star Cable Associates, a cable television operator in various states, since 1991. He served as President of Turner Communications

Corporation from 1968 to 1971, and as President of Rollins
Communications Corporation from 1971 to 1979. Mr. Roddey currently serves as a Trustee of the University of Pittsburgh.

     Richard S. Trutanic, age 47, became a director of the Company in January 1997. He has been President and Managing Director of The Somerset Group, a financial advisory firm, since 1990 and senior advisor to Friedman, Billings, Ramsey & Co., Inc. ("FBR"), an investment banking firm, since 1993. Mr. Trutanic was, from 1985 to 1990, a director and member of the Executive Committee of Telecom U.S.A. (formerly SouthernNet, Inc.), a telecommunications company. He is a Trustee of the New York Life Mainstay Funds and a director of several private companies. FBR provided investment banking services to the Company in 1996, including acting as underwriter of the Company's initial public offering. In connection with such transaction, the Company agreed to appoint Mr. Trutanic as a director of the Company.


                  The Board of Directors Recommends a Vote FOR
                    The Election of the Above Named Nominees


     If you do not wish your shares to be voted for particular nominees, you may so indicate on the proxy. If, for any reason, any of the nominees shall become unavailable for election, the individuals named in the enclosed proxy may exercise their discretion to vote for any substitutes proposed by the Board of Directors, unless the Board of Directors should decide to reduce the number of directors to be elected at the annual meeting. At this time, the Board of Directors knows of no reason why any nominee might be unavailable to serve.


               Meetings and Committees of the Board of Directors

     The business affairs of the Company are managed under the direction of the Board of Directors. During 1996, the Company's Board of Directors held 2 meetings and took action by unanimous written consent in lieu of meetings 7 times. In 1996, each director attended all of the meetings of the Board of Directors and meetings held by committees of the Board on which he served.

     The Board of Directors has established two committees, the Audit Committee and the Compensation Committee. The Board has no standing nominating committee.

     The Audit Committee provides oversight of the financial reporting process and management's responsibility for the integrity, accuracy and objectivity of financial reports and accounting and financial reporting and practices. The Audit Committee has the power to recommend the retention of the independent public accountants for the Company and to consult with such independent accountants concerning the plan of audit, their report of audit and the adequacy of internal controls. The Audit Committee is currently composed of two independent, non-employee directors, William C. Kavan and Paul J. Pasquarelli. The Audit Committee did not meet in 1996.

     The Compensation Committee reviews and makes recommendations to the Board of Directors concerning the compensation and benefit policies and practices of the Company. The Compensation Committee is currently composed of three non-employee directors, William C. Kavan, James C. Roddey and Richard S. Trutanic. The Compensation Committee met 3 times in 1996.

                             Executive Compensation

     The following table sets forth information concerning 1996 compensation of the Chief Executive Officer and the other executive officers of the Company (collectively the "Named Executives"). Certain information concerning Messrs. Talarico, Foreman and Blair is included above in the biographic summaries of the nominees for director. Information with regard to the remaining non-director Named Executive follows:

     Jon E. VanAmringe, age 48, joined the Company as Chief Financial Officer and Treasurer in September 1996, and became Assistant Secretary in December 1996. From November 1995 until joining the Company, he served as Vice President of MED3000 Group, Inc., a physician practice management company involved in the development and management of integrated health care delivery systems. From 1993 to 1995 he served as Vice President and Chief Financial Officer of Strategic Advisory Group, Inc., a firm involved in providing consulting and management services to physician groups and others in the healthcare industry which later merged into MED3000 Group, Inc., and as President of Strategic Capital Group, a firm which provided financial and management services. Mr. VanAmringe served as Managing Director of Corporate Finance of Mid Atlantic Capital Group from 1989 to 1993 and was employed by Spectrum Control, Inc., a publicly traded electronic component manufacturer, from 1982 to 1989, most recently as Senior Vice President and Chief Financial Officer.


Summary Executive Compensation Table

                                                                    Long Term
                                     Annual Compensation           Compensation
                             -----------------------------------  --------------
                                                                    Securities
                                                 Other Annual       Underlying
Name and Principal Position  Year   Salary ($)  Compensation ($)  Options (#)(2)
---------------------------  ----   ----------  ----------------  --------------
Richard W. Talarico          1996    $ 75,000    $        ---             21,000
   Chief Executive Officer
R. Daniel Foreman            1996    $124,875    $        ---             21,000
   President
Brian K. Blair               1996    $124,875        $15,596 (1)          21,000
   Chief Operating Officer
Jon E. VanAmringe            1996    $ 40,833    $        ---             14,000
   Chief Financial Officer

(1) During 1996, Mr. Blair accepted an assignment to manage the Miami, Florida based operations of SeaVision. The expected duration of the assignment was a minimum of one year, but was not expected to be a permanent transfer. Because of the temporary nature of the assignment at a remote office, SeaVision has leased housing and an automobile for Mr. Blair's usage. Expenses for housing and automobile were $12,500 and $3,096, respectively.
(2) Common Stock options were awarded under the 1996 Stock Plan approved by the Board of Directors and in accordance with the terms of the respective executive's employment agreements. See "--Employment Agreements" and "-- 1996 Stock Plan" below.

     On March 20, 1997, the Company loaned Mr. Foreman $130,000 in connection with his relocation from Columbiana, Ohio to Pittsburgh, Pennsylvania, the location of the headquarters of the Company. This loan is evidenced by a demand note and carries interest at the rate of PNC Bank Prime Rate plus 1%. The loan is to be repaid out of the proceeds of the sale of Mr. Foreman's principal residence.


Employment Agreements

     The Company has entered into employment agreements with each of the Named Executives. Each such employment agreement contains restrictive covenants prohibiting such officer from competing with the Company for a period of three years after the end of the employment term in the case of Messrs. Talarico, Foreman and Blair, and for a period of two years after the end of the employment term in the case of Mr. VanAmringe. The terms of the employment agreements with Messrs. Talarico, Foreman and Blair commenced as of August 1, 1996 and will continue through December 31, 1999. The term of the employment agreement with Mr. VanAmringe commenced as of September 16, 1996 and will continue through December 31, 1998. The annual salaries as set forth in the employment agreements are $150,000 for each of Messrs. Talarico, Foreman and Blair and $140,000 for Mr. VanAmringe.

     Pursuant to the employment agreements, options to acquire shares of Common Stock granted to Messrs. Talarico, Foreman, Blair and VanAmringe under the Company's 1996 Stock Plan will, if not already vested, vest on the date of a change in control of the Company, defined as a sale of all or substantially all of the Company's assets, a merger in which the Company is not the surviving corporation or when a person or group, other than the stockholders of SeaVision as of August 1, 1996, owns 50% or more of the outstanding Common Stock. The employment agreements also provide that each of Messrs. Talarico, Foreman, Blair and VanAmringe will be entitled to receive for one year following such person's termination of employment by the Company without cause or contemporaneously with the occurrence of a change in control, semi-monthly severance payments equal to the semi-monthly base salary payment which such person was receiving immediately prior to such termination. Mr. VanAmringe will be entitled to receive such payments for only six months if a termination without cause, other than by change of control, occurs after

December 31, 1997. If Mr. VanAmringe voluntarily resigns prior to December 31, 1997, he will be entitled to receive semi-monthly payments equal to the semi-monthly base salary payment he was receiving immediately prior to his resignation for six months or, if earlier, until such time that he begins other full-time employment.


1996 Stock Plan

     In October 1996, the Board of Directors adopted the 1996 Stock Plan, which provides for awards of stock options, stock appreciation rights, restricted shares and restricted units to officers and other employees of the Company and to consultants and advisors (including non-employee directors) of the Company. An aggregate of 266,000 shares of Common Stock has been reserved for issuance under the 1996 Stock Plan. The 1996 Stock Plan is administered by the Board of Directors which has broad discretion to determine the individuals entitled to participate in the 1996 Stock Plan and to prescribe conditions (such as the completion of a period of employment with the Company following an award) that must be satisfied before awards vest. The Board of Directors has delegated responsibility for certain aspects of the 1997 Stock Plan to the Compensation Committee.

     During the fourth quarter of 1996, the Board of Directors awarded options to purchase an aggregate of 202,550 shares of Common Stock under the 1996 Stock Plan. The grant date of the option awards for the Named Executives was the closing date of the initial public offering and the exercise price equals the initial public offering price of $15 per share. Messrs. Talarico, Foreman and Blair individually received options to purchase 21,000 shares of Common Stock, while Mr. VanAmringe received options to purchase 14,000 shares of Common Stock. Except under the conditions noted above in the discussion of their employment agreements, there will be a five-year vesting period for these options with vesting of 20% of the award at each of the first five anniversaries of the grant date. All of the options granted under the 1996 Stock Plan will be non-qualified options for federal income tax purposes.

     Upon closing of the Company's initial public offering in November 1996, Richard S. Trutanic, who subsequently became a non-employee director of the Company, received an immediately exercisable option to purchase 21,000 shares of Common Stock at the initial public offering price of $15 per share under the Company's 1996 Stock Plan.


Option Grants in Last Fiscal Year

The following table provides information concerning stock option grants to the Named Executives during 1996.

                                 Number of                    Individual Grants                                 Grant Date Value
                                 Securities                   -----------------                                 ----------------
                                 Underlying       % of Total Options                                               Grant Date
                                  Options         Granted to Employees   Exercise or Base       Expiration           Present
       Name                       Granted           in Fiscal Year         Price ($/Sh)            Date            Value $ (1)
       ----                       -------           --------------        -------------            ----            -----------
Richard W. Talarico               21,000                 10.4%              $15.00               11/6/03           $171,990
R. Daniel Foreman                 21,000                 10.4%              $15.00               11/6/03           $171,990
Brian K. Blair                    21,000                 10.4%              $15.00               11/6/03           $171,990
Jon E. VanAmringe                 14,000                  6.9%              $15.00               11/6/03           $114,660

(1) The fair value of each option, $8.19, is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions for grants in 1996.

Risk free interest rate       6.2%
Expected dividend yield       0.0%
Expected life of options    6 yrs.
Expected volatility rate     48.0%

     No adjustments were made for non-transferability or risk of forfeiture. See "--Employment Agreements" and "--1996 Stock Plan" above for information concerning the terms of the foregoing options.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option
Values

     The following table provides information concerning stock options held by the Named Executives at December 31, 1996. No options were exercised in 1996.

                                                             Number of Securities Underlying      Value of Unexercised In-the-Money
                                                            Unexercised Options at Fiscal Year         Options at Fiscal Year
                                                                           End                                 End (1)
                                                           ------------------------------------    -------------------------------
                                Shares
                              Acquired on       Value
           Name                 Exercise       Realized          Exercisable       Unexercisable       Exercisable   Unexercisable
           ----              -------------  ----------------  ------------------  ----------------  ---------------  -------------
Richard W. Talarico               ---            ---               ---              21,000               ---            $94,500
R. Daniel Foreman                 ---            ---               ---              21,000               ---            $94,500
Brian K. Blair                    ---            ---               ---              21,000               ---            $94,500
Jon E. VanAmringe                 ---            ---               ---              14,000               ---            $63,000

(1) Valued based on the December 31, 1996 closing price per share of Common Stock of $19.50, as reported by the Nasdaq National Market tier of the Nasdaq Stock Market, less the option exercise price of $15.00 per share.

     The Company does not have any long-term incentive or defined benefit plans.


Report of the Compensation Committee of the Board on Executive Compensation

     The Compensation Committee is responsible for making recommendations to the Board of Directors concerning executive compensation, including base salaries, bonuses and awards of stock options and other forms of incentive compensation. William C. Kavan, James C. Roddey and Richard S. Trutanic are currently members of the Compensation Committee.

     The Company's compensation policies are intended to attract and retain people necessary to grow the business on a long-term basis, to encourage the creation and appreciation of stockholder value by providing incentives to employees to act as stockholders accountable for their own actions and the overall success of the Company, to link compensation levels to business results and to maintain an appropriate balance between base salary and short-and long-term compensation. As the Company was only formed in July 1996, these policies are in the implementation stage. Achievement of target performance levels was not a factor in determining 1996 compensation.

     In determining the compensation of the Company's Chief Executive Officer and its other executive officers, factors taken into account include the Company's performance under business conditions prevailing in the Company's lines of business, contributions made by, or expected to be made by, the specific executive officer, the business area for which such person is responsible and the compensation for other executives having similar background and experience. The Compensation Committee believes that such factors and their application will become more meaningful as the Company continues to log an operating history.

     The two basic elements of each executive officer's 1996 compensation were salary and incentive compensation awarded in the form of options to purchase shares of the Company's Common Stock under the Company's 1996 Stock Plan. Executive officers are also eligible to receive annual bonus payments, which the Compensation Committee believes should be tied to both short- and long-term performance of the Company as well as financial performance for stockholders. Given the limited operating history of the Company, no bonuses were awarded to executive officers in respect of 1996. The Compensation Committee believes that the current level of salary compensation for the Company's executive officers is below the level of other comparable companies in similar stages of development. It is the Committee's intention to continue to favor forms of compensation for these executive officers that favor long-term rather than short-term incentives.

     Each executive's compensation package is skewed towards incentive forms of compensation, stock options in 1996, so that such executive may benefit from an increase in the value of the Common Stock along with the Company's other stockholders. The Compensation Committee believes that stock options provide an additional incentive to executives to continue in the service of the Company.

     Mr. Talarico became Chief Executive Officer of the Company at the time of its formation in July 1996. His 1996 salary was $75,000, and in connection with the consummation of the Company's initial public offering in November 1996, he was granted an option to purchase 21,000 shares of Common Stock at the initial public offering price of $15.00 per share. The option award was granted primarily in consideration of the services provided and to be provided by Mr. Talarico and his anticipated contributions to the Company. His past business accomplishments were also considered. Consistent with the desire to provide incentive compensation, the options granted to Mr. Talarico as well as the other executive officers of the Company, vest 20% each year beginning on the first anniversary of the date of the grant.

     All employees of the Company and its subsidiaries, in addition to the Company's executive officers, are eligible to participate in the Company's 1996 Stock Plan and, when effective, the 1997 Stock Plan. As of December 31, 1996, 66 employees of the Company and its subsidiaries were participants under the 1996 Stock Plan.

                                         Compensation Committee:
                                         William C. Kavan, Chairman
                                         James C. Roddey
                                         Richard S. Trutanic


Compensation of Directors

     The non-employee directors of the Company are entitled, to receive at the conclusion of each year of service, an automatic grant of an immediately exercisable option to acquire 5,000 shares of Common Stock at an exercise price per share equal to the closing price of the Common Stock as reported by Nasdaq for the date on which the option is granted. Grants for the initial year of service will be made under the 1996 Stock Plan, to the extent shares are available. Non-employee directors of the Company will also be entitled to receive $2,500 for each Board of Directors meeting attended and $500 for each separate committee meeting attended on a date on which no full board meeting is held. Directors of the Company who are also employees will not receive additional compensation for attendance at Board and committee meetings, except that all directors will be reimbursed for out-of-pocket expenses in connection with attendance at Board and committee meetings.


Compensation Committee Interlocks and Insider Participation

     The Compensation Committee was established by the Board of Directors in 1996 and Messrs. Kavan and Roddey were appointed to the Compensation Committee at that time. Mr. Roddey served as President of International Sports Marketing, Inc. from 1992 until its acquisition by the Company in November 1996. Mr. Richard W. Talarico, Chairman and Chief Executive Officer of the Company, is a partner in THG and an officer of The Hawthorne Group, Inc. ("Hawthorne"), and, as such, he and Mr. Roddey are shareholders and/or partners in common in certain investments and companies. During 1996, Mr. Talarico was a shareholder and director of The Bantry Group Corporation and its affiliates Longford Health Sources, Inc., Wexford Health Sources, Inc., and Galway Technologies, Inc. (collectively the "Bantry") of which Mr. Roddey was a shareholder, director and an executive officer. Mr. Talarico and Mr. Roddey were each partners in MA Associates II and shareholders in Hawthorne Group Productions, Inc. and Production Masters, Inc. ("PMI"), of which Mr. Roddey is an executive officer and director. Mr. Talarico is neither an officer nor a director of any of these companies. None of these companies or Bantry has a compensation committee of its board of directors. Mr. Roddey has indicated an intention to recuse himself from any vote of the Compensation Committee or the Board of Directors concerning Mr. Talarico's compensation. In January 1997, Mr. Trutanic was appointed to the Compensation Committee.



Consulting Agreement

     SeaVision and Hawthorne were parties to a Consulting Agreement, entered into in June 1994 and terminated as of June 30, 1996, which required Hawthorne to provide SeaVision certain accounting and financial services, including the preparation of financial models and plans, the design and implementation of accounting systems and controls and assistance in acquiring third party financing. Henry Posner, Jr. and Thomas D. Wright, each of whom owns more than five percent of the outstanding Common Stock, and two of Mr. Posner's sons are shareholders of Hawthorne, and Messrs. Posner and Wright and Richard W. Talarico, a director and executive officer of the Company, and James

C. Roddey, a director of the Company, were shareholders of Hawthorne Media Group, Inc. ("HMG"), the original party to the agreement which assigned its rights and obligations thereunder to Hawthorne. The consulting agreement provided for the payment of a consulting fee of $18,000 per month. During the fiscal year ended December 31, 1996, SeaVision paid an aggregate of $126,000 to Hawthorne and HMG under the consulting agreement.


Transactions Relating to Formation and Organization of the Company

     In August 1996, a merger (the "Formation Merger") occurred in which SeaVision, Inc., a Delaware corporation ("Old SeaVision"), merged with and into SeaVision Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of the Company, with SeaVision Acquisition Corporation surviving the Formation Merger and changing its name to SeaVision, Inc. In the Formation Merger, each share of common stock of Old SeaVision was converted into one share of Common Stock of the Company. In connection with the Formation Merger, the then holders of Common Stock of the Company were granted certain registration rights. See "--Registration Rights."


Stockholder Loans

     In each of fiscal years 1994, 1995 and 1996, Henry Posner, Jr., Thomas D. Wright, Terence M. Graunke, James C. Roddey and Richard W. Talarico (the "Funding Stockholders") made various Stockholder Loans to SeaVision. Each Stockholder Loan, represented by a promissory note which required the principal amount outstanding under the note to be paid in full on the third anniversary of the date of the note, bore interest at a rate of 15% per annum, compounded quarterly. Stockholder Loans were made in the following aggregate principal amounts: Mr. Posner--$4,166,014; Mr. Wright--$1,041,506; Mr. Graunke --$718,800;
Mr. Roddey--$347,165; and Mr. Talarico--$347,165. The portions of the Stockholder Loans noted above that were made during the fiscal year ended December 31, 1996 were: Mr. Posner--$1,464,814; Mr. Wright--$366,206; Mr.
Roddey--$131,065; and Mr. Talarico--$122,065. Mr. Graunke owns more than five percent of the outstanding Common Stock of the Company. Stockholder Loans in an aggregate amount up to $1.5 million were guaranteed by each of Brian K. Blair,
R. Daniel Foreman and William C. Kavan. Such guarantees were secured by a pledge of the shares of Common Stock owned by Messrs. Blair, Foreman and Kavan.

     On May 31, 1996, the Company used $3.6 million of the $5.0 million then available under its line of credit from Integra Bank (now National City Bank) (the ''Integra Loan'') to repay a portion of the principal amount of the Stockholder Loans, leaving Stockholder Loans in the following aggregate principal amounts outstanding as of that date: Mr. Posner--$1,800,000; Mr. Wright--$450,000; Mr. Graunke--$450,000; Mr. Roddey--$150,000; and Mr.Talarico $150,000. In November 1996, the Company used approximately $1.0 million of the net proceeds of its intiial public offering to pay the accrued interest on the Stockholder Loans. The Funding Stockholders converted the principal balances of the Stockholder Loans in November 1996 (which were identical to the principal balances as of May 31, 1996 as described above) into shares of Common Stock at a rate of approximately 8.1 shares of Common Stock for each $100 principal amount outstanding, or approximately $12.29 per share. The conversion rate was determined after consultation with the Underwriters of the initial public offering and is based upon an assumed value of the Company without giving effect to the initial public offering. Cash payments were made in lieu of the issuance of fractional shares of Common Stock upon such conversion. The Funding Stockholders received the following number of shares of Common Stock upon conversion of the Stockholder Loans: Mr. Posner--146,440 shares; Mr. Wright-- 36,610 shares; Mr. Graunke--36,610 shares; Mr. Roddey--12,203 shares and Mr. Talarico--12,203 shares. The holders of these shares were granted certain registration rights with respect to these shares. See "--Registration Rights."

     On July 19, 1996, William C. Kavan made a loan in the amount of $1.0 million to SeaVision at the interest rate of 8% per annum. Such loan was converted into 10,000 shares of Series A Convertible Redeemable Preferred Stock, par value $.01 per share of the Company (the "Convertible Preferred Stock") following the Formation Merger.


Integra Loan Guarantee

     The availability under the Integra Loan was increased to $7.5 million on October 28, 1996. The Integra Loan is personally guaranteed by each of Messrs. Posner, Wright, Roddey and Talarico and by Lyndhurst Associates, a Pennsylvania limited partnership ("Lyndhurst"), for which such guarantors receive a guarantee fee from time to time based on a percentage of the outstanding principal balance of the Integra Loan. Such percentage is the difference between 15%, the interest rate on the Stockholder Loans, and the interest rate on the Integra Loan. Mr. Posner is the

Managing General Partner of Lyndhurst. Guarantee fees paid during the fiscal year ended December 31, 1996 were approximately $120,000.


Sale of Convertible Preferred Stock

     On August 16, 1996, the Company issued 10,000 shares of Convertible Preferred Stock to William C. Kavan in exchange for the extinguishment of a $1.0 million loan to SeaVision. Additionally, on August 16, 1996, the Company sold approximately 7,059, 1,765, 588 and 588 shares of Convertible Preferred Stock to Henry Posner, Jr., Thomas D. Wright, Richard W. Talarico and James C. Roddey, respectively, for an aggregate purchase price of $1.0 million. During the seven-month period beginning six months after the closing of the initial public offering (the "Conversion Period"), each holder of Convertible Preferred Stock will have the right to convert all, but not less than all, of the Convertible Preferred Stock then owned by such holder into shares of Common Stock at the rate of approximately 8.1 shares of Common Stock for each share of Convertible Preferred Stock, or approximately $12.29 per share (as adjusted for stock dividends, stock splits, reverse stock splits and any other stock combination or division). Cash payments will be made in lieu of the issuance of any fractional shares of Common Stock upon any such conversion. If all of the shares of Convertible Preferred Stock held by Messrs. Posner, Wright, Talarico, Roddey and Kavan are converted into Common Stock during the Conversion Period, Messrs. Posner, Wright, Talarico, Roddey and Kavan will receive 57,427, 14,365, 4,785, 4,785 and 81,355 shares, respectively, of Common Stock. The holders of these shares will have certain registration rights with respect to these shares. See "Registration Rights."


Registration Rights

     If the Company issues shares of Common Stock upon conversion of the Convertible Preferred Stock (the "Conversion Shares"), the holders of
Conversion Shares will have certain rights to require the Company to register the Conversion Shares under the Securities Act. Under the terms of the registration rights agreement relating to the Conversion Shares, the holders of Conversion Shares and their transferees holding at least the number of Conversion Shares into which 5,000 shares of Convertible Preferred Stock have been converted will have the right, until the third anniversary of the last date on which the Convertible Preferred Stock may be converted into Common Stock (the "Commencement Date"), to require the Company, on one occasion, to register the Conversion Shares for public offering and sale on Form S-3 in a "shelf" registration pursuant to Rule 415 under the Securities Act. If any holder requests a shelf registration, all Conversion Shares will be registered thereunder unless a holder requests that all or a portion of his Conversion Shares be excluded. Holders of a majority of the Conversion Shares will also have the right on one occasion to elect to have their Conversion Shares which are registered on the shelf registration statement sold in an underwritten offering. In addition, the holders of Conversion Shares and their transferees will have the right to participate in any registration of Common Stock for an underwritten offering initiated by the Company or any other stockholder of the Company prior to the third anniversary of the Commencement Date, subject to certain limitations. The Company will pay all out-of-pocket expenses of any such registrations, including fees and expenses of one counsel for the holders of Conversion Shares and their transferees, but not including underwriting discounts and commissions, and will indemnify the holders of Conversion Shares and their transferees against certain liabilities under the federal securities laws, in connection therewith.

    The holders of Common Stock following the Formation Merger also have certain rights under a registration rights agreement to require the Company to register under the Securities Act such shares and the shares of Common Stock issued upon conversion of the Stockholder Loans. Such rights are substantially similar to the rights granted to holders of Conversion Shares. However, holders of such shares and their transferees holding at least ten percent of the shares covered are required to cause the Company to register the shares for public offering and sale on Form S-3 in a shelf registration pursuant to Rule 415 under the Securities Act.

     The holders of Convertible Preferred Stock and the stockholders following the Formation Merger have agreed not to sell any Conversion Shares or other shares of Common Stock owned by them and subject to the registration rights agreements described above for a period of twelve months following the closing of the Company's initial public offering.

Video Production Payments

     During the fiscal year ended December 31, 1996 SeaVision made payments to Production Masters, Inc. ("PMI") in the amounts of approximately $147,000 for the production of videos and other visual media for use with the Company's ITV system. Messrs. Posner, Wright, Roddey and Talarico are shareholders of PMI. The Company believes that such payments were on terms as favorable to the Company as could have been obtained from an unaffiliated party. The Company expects to continue to conduct business with PMI in the future.


Arrangements Involving ISM

     The Company acquired all of the issued and outstanding shares of capital stock of International Sports Marketing, Inc. ("ISM") from the stockholders of ISM in November 1996. The purchase price paid at the closing of the sale was $2.4 million in cash. In addition, the stock purchase agreement governing the sale provides for up to $2.4 million in contingent payments. One-half of the contingent payments, if any, is to be paid by delivery to the ISM stockholders of promissory notes bearing interest at seven percent per annum.

     Henry Posner, Jr., Thomas D. Wright, Richard W. Talarico and James C. Roddey were ISM stockholders. At the closing of the acquisition of ISM, Messrs. Posner, Wright, Talarico and Roddey received cash payments in the amounts of approximately $1,273,000, $791,000, $48,000 and $120,000, respectively, and will be entitled to receive contingent payments up to the same approximate amounts (not including interest payable on any promissory note delivered in respect of the contingent payments).

     ISM and Hawthorne were parties to an oral management arrangement pursuant to which Hawthorne provided general, administrative, accounting and tax planning and preparation services to ISM for an aggregate of $5,000 per month. During the fiscal year ended December 31, 1996, ISM made payments in the aggregate amount of $60,000 to Hawthorne under this agreement. Payments subsequent to the acquisition of ISM aggregated $10,000. This arrangement was terminated as of December 31, 1996.


Joint Promotional Activities

    SeaVision, ISM, PMI and other entities affiliated with THG have engaged in various joint promotional marketing activities and have shared the revenue and expenses of such activities. Examples of such activity in 1996 are ISM sports marketing events (prior to the acquisition of ISM) at which SeaVision supplied digital imaging services. The Company believes that such activities involving SeaVision or ISM have been conducted on terms as favorable to SeaVision and ISM as could have been obtained from an unaffiliated party.



Certain Other Relationships and Related Transactions


Agreements with Commercial Downlink and Affiliate

     SeaVision and Blair Haven Entertainment, Inc., doing business as Commercial Downlink ("Commercial Downlink") were parties to an agreement entered into in June 1994 and terminated as of July 31, 1996, which required Commercial Downlink to act as a general contractor for the installation of ITV systems on cruise ships, and to devote its full-time efforts to the business of SeaVision. Brian
K. Blair and R. Daniel Foreman, principals of Commercial Downlink, are executive officers and directors of the Company. SeaVision reimbursed Commercial Downlink, at cost, for construction services and materials provided in connection with the installation of SeaVision systems on cruise ships. SeaVision also paid Commercial Downlink a monthly management fee. During the fiscal year ended December 31, 1996, SeaVision paid $92,000 to Commercial Downlink under the consulting agreement in addition to reimbursing Commercial Downlink $419,000 for construction services and materials provided in connection with the installation of ITV systems on cruise ships.

     As of August 1, 1996, SeaVision and Commercial Downlink entered into a sublease agreement relating to facilities in Lisbon, Ohio owned by Com-Tek Printing & Graphics, Inc. ("Com-Tek"), a majority owned subsidiary of Commercial Downlink, which included provisions pursuant to which Commercial Downlink would provide certain administrative services for an aggregate monthly payment of $3,700. During the fiscal year ended December 31, 1996, SeaVision paid $19,000 to Commercial Downlink under the sublease agreement. Such agreement was terminated as of January 31, 1997. The Company believes that such payments are on terms as favorable to the Company as could be obtained from an unaffiliated party.

     During the fiscal year ended December 31, 1996, SeaVision made payments to ComTek in the amounts of approximately $143,000 for commercial printing services. The Company believes that such payments were on terms as favorable to the Company as could have been obtained from an unaffiliated third party. The Company expects to continue to conduct business with ComTek in the future.

     In 1996, SeaVision made advances in the aggregate amount of $53,730 to Commercial Downlink. These advances have been repaid.


Legal and Investment Banking Services

     During the fiscal year ended December 31, 1996, the Company retained the law firm of Eckert Seamans Cherin & Mellott, LLC for representation on various matters. Thomas D. Wright is a member and chairman of the Operations Committee of such firm.

     Richard S. Trutanic, a director of the Company, is a Senior Advisor to FBR, which during 1996, provided investment banking services to the Company, including in connection with the Company's initial public offering. Upon the closing of such offering, Mr. Trutanic received an immediately exercisable option to purchase 21,000 shares of Common Stock at the initial public offering price of $15 per share. Services provided by FBR have been on terms and conditions as are customary and competitive.


Leases

     During the fiscal year ended December 31, 1996, ISM (now SportsWave) made payments pursuant to a lease agreement in the amount of $80,266 to Executive Office Associates ("EOA") for the lease of office space. Payments subsequent to the acquisition of ISM aggregated $13,478. Henry Posner, Jr., Thomas D. Wright and two of Mr. Posner's sons and his spouse each own an indirect equity interest in EOA. The Company believes that such payments were on terms as favorable to the Company as could have been obtained from an unaffiliated third party. The Company does not anticipate continuing the lease agreement beyond its current expiration date of June 30, 1997.

     As of each of May 1, 1996 and September 1, 1996, the Company entered into a four-month leases for office space with EOA. The aggregate rental payment under these leases was $77,773. The Company believes that such payment was on terms as favorable to the Company as could have been obtained from an unaffiliated third party. The Company intends to continue to lease office space from EOA.

                             Performance Comparison

     The following graph compares the cumulative total return on the Company's Common Stock, the Nasdaq Stock Market Index and an index of Nasdaq Telecommunications Stocks for the period from November 1, 1996 to December 31, 1996. The Company's Common Stock began trading on November 1, 1996. The graph and chart assume that $100 was invested on November 1, 1996, in each of the Company's Common Stock, the Nasdaq Stock Market index and the Nasdaq Telecommunications Stock index, with dividends, if any, reinvested. Closing prices at the end of each period are used. The total stockholder returns are not necessarily indicative of future returns.



                       [PERFORMANCE GRAPH APPEARS HERE]





                                                        November 1, 1996  December 31,1996

Allin Communications Corporation Common Stock (1)(3)           $100              $130
The Nasdaq Stock Market Index (2)(3)                           $100              $106
Index of Nasdaq Telecommunications Stocks (2)(3)               $100              $104


(1) Based on the initial offering price of Allin Communications Common Stock as of the effective date of the Company's initial public offering, November 1, 1996, and the closing price on the last trading day of December 1996.
(2) Based on the closing price of the respective index on the last trading day of October and December 1996
(3)  Return assumes that all dividends are reinvested.

Security Ownership of Management

     The following table presents certain information as of March 31, 1997 as to the beneficial ownership of the Common Stock of the Company by (i) each director and Named Executive and (ii) all directors and executive officers as a group. Except as indicated, the persons named have sole voting and investment power with respect to all shares shown as being beneficially owned by them.

                                                         Amount and
                                                          Nature of
                                                          Beneficial      Percent
Name of Stockholder                                      Ownership (1)  of Class (1)
----------------------------------------------------    -------------  ------------

     Richard W. Talarico (2)                                97,388          1.88%
     R. Daniel Foreman                                     198,000          3.82%
     Brian K. Blair                                        198,000          3.82%
     Jon E. VanAmringe                                       6,000          0.12%
     William C. Kavan  (3)                                 182,155          3.46%
     Paul J. Pasquarelli                                     - 0 -          0.00%
     James C. Roddey  (4)                                   97,388          1.88%
     Richard S. Trutanic  (5)                               21,000          0.40%

     All directors and executive                           799,931         15.10%
     officers, as a group (8 persons) (2)(3)(4)(5)


     (1) The number of shares and the percent of the class have been calculated in accordance with Rule 13d-3 under the Securities and Exchange Act of 1934, as amended (the "Exchange Act").
     (2) Includes 4,785 shares of Common Stock that may be acquired within 60 days of March 31, 1997 upon the conversion of 588 shares of Convertible Preferred Stock owned by Mr. Talarico, which shares represent approximately 2.4% of the Convertible Preferred Stock currently outstanding.
     (3) Includes 81,355 shares of Common Stock that may be acquired within 60 days of March 31, 1997 upon the conversion of 10,000 shares of Convertible Preferred Stock owned by Mr. Kavan, which shares represent 40.0% of the Convertible Preferred Stock currently outstanding.
     (4) Includes 4,785 shares of Common Stock that may be acquired within 60 days of March 31, 1997 upon the conversion of 588 shares of Convertible Preferred Stock owned by Mr. Roddey, which shares represent approximately 2.4% of the Convertible Preferred Stock currently outstanding. Also includes 2,000 shares owned by Mr. Roddey's wife.
     (5) Includes 21,000 shares issuable upon exercise of a currently exercisable option held by Mr. Trutanic.

Security Ownership of Certain Beneficial Owners

     The following table presents certain information as of March 31, 1997 regarding each person or entity who is known to the Company to beneficially own more than five percent of the outstanding Common Stock of the Company. Except as indicated, the persons named have sole voting and investment power with respect to all shares shown as being beneficially owned by them.

                                                  Amount and
                                                   Nature of
                                                  Beneficial                    Percent
     Name and Address of Stockholder              Ownership (1)               of Class (1)
     -------------------------------              --------------              ------------

     Henry Posner, Jr. (2)                        1,157,667                      22.09%
     500 Greentree Commons
     381 Mansfield Avenue
     Pittsburgh, Pennsylvania  15220

     Mellon Bank Corporation (3)                    293,000                       5.65%
     One Mellon Bank Center
     Pittsburgh, Pennsylvania  15258

     Thomas D. Wright  (4)                          285,825                       5.50%
     500 Greentree Commons
     381 Mansfield Avenue
     Pittsburgh, Pennsylvania  15220

     Terence M. Graunke                             277,810                       5.14%
     400 West Erie Street #504
     Chicago, Illinois  60610


     (1) The number of shares and the percent of the class have been calculated in accordance with Rule 13d-3 under the Exchange Act.
     (2) Includes 105,000 shares held in various trusts and a family foundation of which Mr. Posner and/or his wife are trustees, and with respect to which shares, Mr. Posner shares voting and investment power. Also includes 57,427 shares of Common Stock that may be acquired within 60 days of March 31, 1997 upon the conversion of shares of Convertible Preferred Stock owned by Mr. Posner, which shares represent approximately 28.2% of the Convertible Preferred Stock currently outstanding.
     (3) Includes shares beneficially owned by Mellon Bank, N.A. and The Dreyfus Corporation as of December 31, 1996, as reported on Schedule 13G filed by Mellon Bank Corporation with the Securities and Exchange Commission on January 24, 1997. The number of shares shown assumes that there has been no change in the number of shares beneficially owned since December 31, 1996.
     (4) Includes 5,000 shares owned by Mr. Wright's wife. Also includes 14,365 shares of Common Stock that may be acquired within 60 days of March 31, 1997 upon the conversion of shares of Convertible Preferred Stock owned by Mr. Wright, which shares represent approximately 7.1% of the Convertible Preferred Stock currently outstanding.

      Approval of the 1997 Stock Plan of Allin Communications Corporation
                                  (Proposal 2)


     The Board of Directors believes that ownership of Common Stock by key employees serves to provide those employees with a personal financial interest in the Company's success and enhances the Company's ability to attract, retain and motivate key employees. On April 1, 1997, the Board of Directors adopted, subject to stockholder approval, the 1997 Stock Plan of Allin Communications Corporation (the "1997 Stock Plan"). A copy of the 1997 Stock Plan is set forth in Annex A to this Proxy Statement, to which reference is made for a full and complete statement of its terms and conditions. A summary of the principal features of the 1997 Stock Plan follows.


Summary Description of 1997 Stock Plan

     The 1997 Stock Plan provides for awards of stock options, stock appreciation rights ("SARs"), restricted shares and restricted units to officers and other employees of the Company and its subsidiaries and to consultants and advisors (including non-employee directors) of the Company and its subsidiaries. The Company and its subsidiaries currently employ approximately 100 persons and there are four non-employee directors of the Company. An aggregate of 300,000 shares of Common Stock have been reserved for issuance under the 1997 Stock Plan. As of April 1, 1997, such shares would have had a market value of $ 2.55 million, based on the $ 8.50 closing price of the Common Stock as reported by the Nasdaq Stock Market's National Market on such date. Unless the Board of Directors provides otherwise, shares covered by expired or terminated options and forfeited restricted shares or restricted units, shares subject to awards that are paid in cash or surrendered upon the exercise of an option, and shares received by the Company upon the exercise of an option will not be available for subsequent awards under the 1997 Stock Plan.

     The 1997 Stock Plan also provides for automatic grants to non-employee directors of the Company, at the conclusion of each year of service, of an immediately exercisable option to acquire 5,000 shares of Common Stock at an exercise price per share equal to the closing price of the Common Stock as reported by the Nasdaq Stock Market's National Market for the date on which the option is granted ("Fair Market Value"). Any such grant will not be made with respect to a year of service if, and to the extent, the same grant has been made under the 1996 Stock Plan.

     The 1997 Stock Plan will be administered by the Board of Directors which has broad discretion to determine the individuals entitled to participate in the 1997 Stock Plan and to prescribe conditions (such as the completion of a period of employment with the Company following an award) that must be satisfied before awards vest. The Board of Directors may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable.

     Awards under the 1997 Stock Plan may be made in the form of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and options that are not incentive stock options. Participants in the 1997 Stock Plan may also receive SARs, which may be awarded separately from or in tandem with any option granted under the 1997 Stock Plan. The 1997 Stock Plan also provides for the award of limited SARs in tandem with options. Limited SARs may be exercised only during the 90 days immediately following the occurrence of certain events (which may include events associated with a change in control of the Company) identified by the Board of Directors. In addition, the Board of Directors may, in its discretion, award restricted shares or restricted units under the 1997 Stock Plan. No incentive stock option may be granted under the 1997 Stock Plan more than ten years after April 1, 1997. An award, other than an award of restricted shares, may provide for the crediting to the account of, or the current payment to, each participant who has such an award of an amount equal to the cash or stock dividends paid by the Company upon one share of Common Stock for each restricted unit or share of Common Stock subject to an option or right, included in such award ("Dividend Equivalent"). Dividend Equivalents credited to a participant's account are not subject to forfeiture, except as the Board of Directors may otherwise determine in respect of any option or right.

     Incentive stock options may only be awarded to employees. The term of each incentive stock option may not be more than ten years (five years in the case of an incentive stock option granted to an individual who at the time of grant owns more than 10% of the Common Stock) at an option price of not less than the Fair Market Value of a share on the date of grant (not less than 110% of the Fair Market Value of a share on the date of grant in the case of an incentive stock option granted to an individual who at the time of grant owns more than 10% of the Common Stock). Non-qualified stock options may be awarded for such term and at such option exercise price as may be determined by the Board of Directors at the time of grant.

     Subject to the provisions of the 1997 Stock Plan, options granted under the 1997 Stock Plan (other than the automatic grant of options to non-employee directors at the conclusion of each year of service) generally will become 100% vested at the earliest of the participant's normal retirement age, the participant's death or total disability or over a five year period commencing with the date of the grant at the rate of 20% per year. The Board of Directors, in its discretion, may provide at the date of grant for another time or times of exercise, or it may accelerate the exercisability of any such option subject to such terms and conditions as the Board of Directors deems necessary and appropriate.

     Upon exercise of an option under the 1997 Stock Plan, the exercise price for the purchased shares will be immediately payable in cash, by check or other instrument acceptable to the Company, or with the consent of the Board of Directors, in shares of Common Stock valued at Fair Market Value on the date of exercise, or by a combination of these methods or by surrender of awards under the 1997 Stock Plan, subject to such terms and conditions as the Board of Directors may determine. The 1997 Stock Plan also permits the Company to make loans to such option holders as the Board of Directors, in its discretion, may determine in connection with the exercise of options granted under the 1997 Stock Plan.

     The Board of Directors may elect, in lieu of delivering all or a portion of the shares of Common Stock as to which an option has been exercised, if the Fair Market Value of the Common Stock exceeds the exercise price of the option, to pay to the participant in cash or in shares of Common Stock, or a combination of cash and Common Stock equal to the excess of (i) the Fair Market Value on the exercise date of the shares of Common Stock as to which the option has been exercised over (ii) the option exercise price. In the case of non-qualified options, the Board may defer payment and credit the amount on the books of the Company for the account of the optionee.

     SARs awarded in tandem with a grant of an option will generally be subject to the same terms and conditions as the related option and will entitle the recipient to elect to receive cash, shares of Common Stock, or a combination thereof in lieu of exercising an option. The terms of a separate SAR will be determined by the Board of Directors. Subject to the provisions of the 1997 Stock Plan, freestanding SARs granted under the 1997 Stock Plan generally will become 100% vested at the earliest of the participant's normal retirement age, the participant's death or total disability or such period of time from the date of the grant as the Board of Directors may determine. Prior to becoming 100% vested, each freestanding SAR shall become exercisable at such time and in such manner as the Board of Directors may determine. The Board of Directors, in its discretion, may also accelerate the exercisability of any freestanding SAR.

     Subject to the provisions of the 1997 Stock Plan and any rules prescribed by the Board of Directors, upon exercise of an SAR in accordance with its terms (subject, in the case of a tandem right, to the surrender of the unexercised portion of the related option or any portion or portions thereof which the participant from time to time determines to surrender for this purpose), the participant will be entitled to receive a payment having a value equal to (i) the excess of the Fair Market Value on the date of exercise of one share over the option exercise price per share, in the case of a tandem right, or the price per share specified in the terms of the SAR, in the case of a freestanding SAR, multiplied by (ii) the number of shares with respect to which the right has been exercised. The payment shall be made in cash, in shares of Common Stock, or a combination thereof.

     In addition to options and SARs, the 1997 Stock Plan authorizes the award of restricted shares and restricted units to participants. Such awards may be made in lieu of or in addition to awards of options and SARs. Awards of both restricted shares and restricted units may provide for the incremental lapse of restrictions or for the termination of restrictions upon the occurrence of certain events (including a change in control of the Company).

     Participants receiving restricted shares will be issued a certificate representing such shares, and will be entitled to exercise full voting rights with respect thereto, at the time of the award. However, such certificate will be held in custody by the Company until such time as restrictions imposed by the
Board of Directors with respect to such shares lapse.   The recipients of
restricted shares will also be entitled to receive credit for dividends paid by the Company, subject to the Board of Directors right to defer payment of such dividends to holders of restricted shares until the lapse of the applicable restrictions. Cash or stock dividends so withheld by the Board of Directors shall not be subject to forfeiture. Upon forfeiture of any restricted shares, such forfeited restricted shares shall be transferred to the Company without any further action by the participant.

     Participants receiving restricted units will have no rights as stockholders of the Company with respect to the restricted units and will not be issued a certificate at the time of the award, but will receive a certificate for one share of Common Stock for each restricted unit or, in the Board's discretion, cash, upon the lapse of restrictions imposed by the Board.

   Options and SARs awarded under the 1997 Stock Plan will not be transferable except by will or the laws of descent and distribution. Awards of options and SARs made to employees under the 1997 Stock Plan terminate, to the extent not previously exercised, upon the involuntary termination of the participant's employment or within three months of the termination of the participant's employment with the Company for any other reason (other than the participant's total disability). In the case of a participant's death or total disability, such options may be exercised (to the extent exercisable on the date of death or disability) within one year after the date of the participant's death or disability. Awards of restricted shares and restricted units as to which the applicable restrictions have not lapsed (but not cash or stock dividends or equivalents previously credited to the holder's account) will be forfeited by an employee upon the termination of his or her employment, other than by reason of the employee's death or total disability. All restrictions shall lapse or terminate with respect to all restricted shares or restricted units upon death or total disability. The conditions under which awards made to non-employees will terminate will be determined by the Board of Directors, in its discretion.

   The Board of Directors may amend the 1997 Stock Plan. However, if required by applicable law or any other governing rules or regulations, stockholder approval will be required to (i) increase the aggregate number of shares that may be issued under the 1997 Stock Plan (other than increases that may result from a stock dividend or a change in the capitalization of the Company), (ii) materially increase the benefits accruing to participants under the 1997 Stock Plan or (iii) materially modify the requirements as to eligibility for participation in the 1997 Stock Plan.

   As awards under the 1997 Stock Plan will be discretionary, the Company cannot currently determine the recipients and number of awards that will be made pursuant to the 1997 Stock Plan in 1997 or thereafter. The Company's 1996 Stock Plan is substantially similar to the 1997 Stock Plan. For purposes of comparison, the following table sets forth information concerning awards made under the Company's 1996 Plan during 1996:


                                  Dollar Value on Date   Shares Underlying Options  Shares of Restricted Stock
Name                                 Of Grant (1)            Granted in 1996            Granted in 1996
----                              ---------------------  -------------------------  --------------------------
Richard W. Talarico (1)              $    -0-                      21,000                       - 0 -
R. Daniel Foreman (1)                     -0-                      21,000                       - 0 -
Brian K. Blair (1)                        -0-                      21,000                       - 0 -
Jon E. VanAmringe (1)                     -0-                      14,000                       - 0 -
All Current Executive Officers            -0-                      77,000                       - 0 -
 As a group (1)
All Current Non-Employee                  -0-                      21,000                       - 0 -
 Directors as a group (1)(2)
All Employees (including             $400,020                     181,550                      26,668
 Officers who are not
 Executive Officers) as a
 Group


(1) All such options were granted in connection with the closing of the Company's initial public offering in November 1996 and have an exercise price equal to the initial public offering price of $15.00 per share. The "Dollar Value on Date of Grant" for Stock Options is defined as the fair market value of the Company's Common Stock on the date of grant minus the option exercise price. For Restricted Stock, the "Dollar Value on Date of Grant" is defined as the fair market value of the Company's Common Stock on the date of grant.

(2) No automatic grants of options were made to non-employee directors in 1996 under the 1996 Stock Plan. Upon the closing of the Company's initial public offering, Richard S. Trutanic, who subsequently became a non-employee director of the Company, received an immediately exercisable option to purchase 21,000 shares of Common Stock having an exercise price equal to the initial public offering price of $15.00 per share.

     During 1996, approximately 78 persons received awards under the 1996 Stock Plan. The Company does not anticipate that the total number of persons receiving awards in 1997 under the 1997 Stock Plan and/or the 1996 Stock will be substantially greater than 78. For additional information concerning the 1996 Stock Plan and grants made thereunder, see "Executive Compensation."


Federal Income Tax Consequences

     Incentive Stock Options. When an optionee exercises an incentive stock option while employed by the Company or one of its subsidiaries or within the three month (one year for disability or death) period after the termination of employment, no ordinary income will be recognized by the optionee at that time. The excess, if any, of the fair market value of the shares acquired upon such exercise over the option price (the "spread") will be an adjustment to the taxable income of the optionee for alternative minimum tax purposes. If the Shares acquired upon exercise are not disposed of prior to the expiration of one year after the date of exercise and two years after the date of grant of the option, the excess, if any, of the sales proceeds over the aggregate option price of such shares will be long term capital gain, and the Company will not be entitled to any federal income tax deduction with respect to such gain. If the shares are disposed of prior to the expiration of such periods (a "disqualifying disposition"), the Spread (up to the amount of the gain on the disposition) will be ordinary income at the time of such disqualifying disposition, and the Company will be entitled to a federal income tax deduction in a like amount.

     Nonqualified Stock Options. When an optionee exercises a nonqualified stock option, the difference between the option price and any fair market value of the shares on the date of exercise will be ordinary income to the optionee, subject to income tax withholding as wages and will be allowed as a deduction to the Company for federal income tax purposes. When an optionee disposes of shares acquired by exercise of the option, any amount received in excess of the fair market value of the shares on the date of exercise will be treated as long term or short term capital gain, depending upon the holding period of the shares. If the amount received is less than the market value of the shares on the date of exercise, the loss will be treated as long term or short term capital gain, depending upon the holding period of the shares.

     Stock for Stock Exchanges. Additional special rules apply if the exercise price for an option is paid for in shares previously owned by the optionee rather than in cash.

     The above discussion summarizes the federal income tax consequences of options granted under the 1997 Stock Plan based on current provisions of the Code and published rulings of the Internal Revenue Service, which are subject to change. The summary does not however cover any state or local tax consequences.


          The Board of Directors of the Company Recommends a Vote FOR
 The Proposal to Adopt the 1997 Stock Plan of Allin Communications Corporation.

      Proposal to Ratify the Appointment of Independent Public Accountants
                                  (Proposal 3)


     The Board of Directors of the Company has selected Arthur Andersen LLP to serve as the independent public accountants to examine the financial statements of the Company and its subsidiaries for the year ending December 31, 1997. Arthur Andersen LLP has been employed to perform this function for the Company and its predecessors since 1995. A representative of Arthur Andersen LLP is expected to be present at the annual meeting for the purpose of making a statement, should he so desire, and to respond to appropriate questions.

     The affirmative vote of a majority of the shares represented and voting on the proposal is required to ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants. If the stockholders should not ratify the appointment, the Audit Committee of the Board will investigate the reasons for rejection by the stockholders and the Board of Directors will reconsider the appointment.


                  The Board of Directors Recommends a Vote FOR
        The Proposal to Ratify the Appointment of Arthur Andersen LLP as
   The Company's Independent Accounts for the year ending December 31, 1997.



                               Other Information


Director Nominees

     The Board of Directors will consider stockholder's recommendations for nominees for election to the Board of Directors. Generally such nominations must be submitted in writing to the Secretary of the Company at the Company's principal offices at least 60 days but not more than 90 days before an annual meeting, and the notice must provide information as required by the Company's By-laws. A copy of these By-law requirements will be provided upon request in writing to the Secretary at the principal offices of the Company. This requirement does not affect the deadline for submitting stockholder proposals for inclusion in the proxy statement, nor does it apply to questions a stockholder may wish to ask at the meeting.


Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's directors and executive officers, any persons who own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of the Common Stock. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on the review of the copies of such reports and written representation that no other reports were required, during the year ended December 31, 1996, all such Section 16(a) filing requirements were met.


Annual Report

     The Company has enclosed its Annual Report for the year ended December 31, 1996 with this proxy statement, which includes the Company's 1996 Annual Report to the SEC on Form 10K. Stockholders are referred to the report for financial and other information about the Company, but such report is not incorporated in this proxy statement and is not a part of the proxy soliciting material.

Stockholder Proposals for the 1998 Annual Meeting

     Any proposals of stockholders intended to be presented at the 1998 Annual Meeting of Stockholders must be received by the Company, 300 Greentree Commons, 381 Mansfield Avenue, Pittsburgh, Pennsylvania 15220-2751, no later than December 8, 1997 in order to be included in next year's proxy materials. It is suggested that a proponent submit any proposal by Certified Mail - Return Receipt Requested to the Secretary of the Company. Such proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the Company's 1998 proxy materials.


Other Matters

     The Board does not intend to present, and does not have any reason to believe that others will present, any item of business at the annual meeting other than those specifically set forth in the notice of the meeting. However, if other matters are properly brought before the meeting, the persons named on the enclosed proxy will have discretionary authority to vote all proxies in accordance with their best judgment.


Solicitation of Proxies

     All costs and expenses of this solicitation, including the cost of preparing and mailing this proxy statement will be borne by the Company. In addition to the use of the mails, certain directors, officers and regular employees of the Company may solicit proxies personally, or by mail, telephone, telegraph, or otherwise, but such persons will not be compensated for such services. Brokerage firms, banks, fiduciaries, voting trustees or other nominees will be requested to forward the soliciting materials to each beneficial owner of stock held of record by them, and the Company will reimburse them for their expenses in doing so. The Company has engaged National City Bank to coordinate the solicitation of proxies by and through such holders for a fee of approximately $ 1,500 plus expenses.



     By order of the Board of Directors,


     /s/ Jon E. VanAmringe

     Jon E. VanAmringe
     Chief Financial Officer and Assistant Secretary


April 7, 1997

                                                                         Annex A


              1997 Stock Plan of Allin Communications Corporation



1.   Purpose
     -------

     Allin Communications Corporation (the "Company") desires to attract and retain the best available talent and encourage the highest level of performance by employees and other persons who perform services for the Company in order to serve the best interests of the Company and its shareholders. By affording eligible persons the opportunity to acquire proprietary interests in the Company and by providing them incentives to put forth maximum efforts for the success of the Company's business, the 1997 Stock Plan of the Company (the "1997 Plan") is expected to contribute to the attainment of those objectives.


2.   Scope and Duration
     ------------------

     Awards under the 1997 Plan may be granted in the form of (i) incentive stock options ("incentive stock options') as provided in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code'), (ii) non-qualified stock options ("non-qualified options") (unless otherwise indicated, references in the 1997 Plan to "options" include incentive stock options and non-qualified options), (iii) shares of the common stock, par value $0.01 per share, of the Company (the "Common Stock") that are restricted as provided in paragraph 11 ("restricted shares"), (iv) units to acquire shares of Common Stock that are restricted as provided in paragraph 11 ("restricted units") and (v) stock appreciation rights ("rights") or limited stock appreciation rights ("limited rights"). The maximum aggregate number of shares of Common Stock as to which awards may be granted from time to time under the 1997 Plan is 300,000 shares. The shares available may be in whole or in part, authorized but unissued shares or issued shares reacquired by the Company, as the Board of Directors of the Company (the "Board of Directors") shall from time to time determine. Unless otherwise provided by the Board of Directors, shares covered by expired or terminated options and forfeited restricted shares or restricted units, shares subject to awards that are paid in cash or surrendered upon the exercise of an option, and shares received by the Company upon the exercise of an option will not be available for subsequent awards under the 1997 Plan. No incentive stock option shall be granted under the 1997 Plan more than 10 years after April 1, 1997. Otherwise, the Plan will continue until terminated pursuant to paragraph 17.


3.   Administration
     --------------

     The 1997 Plan will be administered by the Board of Directors, which shall have plenary authority in its discretion, subject to and not inconsistent with the express provisions of the 1997 Plan, (i) to grant options, to determine the purchase price of the shares of Common Stock covered by each option, the term of each option, the persons to whom, and the time or times at which options shall be granted, and the number of shares to be covered by each option; (ii) to designate options as incentive stock options or non-qualified options and to determine which options shall be accompanied by rights and limited rights; (iii) to grant rights and to determine the terms and conditions applicable to such rights; (iv) to grant restricted shares and restricted units and to determine the terms of the restricted period and other conditions applicable to such shares or units, the persons to whom, and the time or times at which, restricted shares or restricted units shall be granted and the number of shares or units to be covered by each grant; (v) to interpret the 1997 Plan; (vi) to prescribe, amend and rescind rules and regulations relating to the 1997 Plan; (vii) to determine the terms and provisions of the option and rights agreements (which need not be identical) and the restricted share and restricted units agreements (which need not be identical) entered into in connection with awards under the 1997 Plan; and (viii) to make all other determinations deemed necessary or advisable for the administration of the 1997 Plan. The Board of Directors may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Board of Directors or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility or authority the Board of Directors or such person may have under the 1997 Plan.

          The Board of Directors may employ attorneys, consultants, accountants or other persons. The Board of Directors, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Board of Directors in good faith shall be final and binding upon all persons who have received awards, the Company and all other interested persons. No member or agent of the Board of Directors shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the 1997 Plan or awards made thereunder, and all members and agents of the Board of Directors shall be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.


4.   Eligibility; Factors to be Considered in Granting Awards
     --------------------------------------------------------

     Awards will be limited to (i) officers, executives and others, who are employees of the Company or its subsidiaries and (ii) any non-employee advisors or consultants (including non-employee directors) who may provide or who have provided services to the Company, its predecessors or its subsidiaries; provided, however, that awards in the form of incentive stock options may be granted only to employees. In determining the persons to whom awards shall be granted and the number of shares or units to be covered by each award, the Board of Directors shall take into account the nature of the employees' duties or the services provided, their past, present and potential contributions to the success of the Company and such other factors as it shall deem relevant in connection with accomplishing the purposes of the 1997 Plan. For each year that an individual, who is not an employee of the Company, serves as a director, he or she will receive an immediately exercisable option to acquire 5,000 shares of Common Stock at an exercise price equal to the Fair Market Value (as defined in paragraph 5) to the extent that an option to acquire that number of shares is not granted under another plan of the Company. Awards may be granted singly, in combination or in tandem and may be made in combination or in tandem with, in replacement of, or as alternatives to, awards or grants under any other employee plan maintained by the Company or its present and future subsidiaries. A person to whom an award has been granted shall be referred to as a "participant." An award, other than an award of restricted shares, may provide for the crediting to the account of, or the current payment to, each participant who has such an award of an amount equal to the cash or stock dividends paid by the Company upon one share of Common Stock for each restricted unit or share of Common Stock subject to an option or right, included in such award ("Dividend Equivalent"). Dividend Equivalents credited to a participant's account shall not be subject to forfeiture, except as the Board of Directors may otherwise determine in respect of any option or right, and may bear amounts equivalent to interest or cash dividends as the Board of Directors may determine. A participant who has been granted an award or awards under the 1997 Plan may be granted an additional award or awards, subject to such limitations as may be imposed by the Code on the grant of incentive stock options. The Board of Directors, in its sole discretion, may grant to a participant who has been granted an award under the 1997 Plan or any other plan maintained by the Company or one of its subsidiaries, or any predecessors or successors thereto, in exchange for the surrender and cancellation of such award, a new award in the same or a different form and containing such terms, including without limitation a price which is different (either higher or lower) than any price provided in the award so surrendered and cancelled, as the Board of Directors may deem appropriate.


5.  Option Price
    ------------

     Except as provided in paragraph 4 with respect to certain options granted to directors, the purchase price of the Common Stock covered by each option shall be determined by the Board of Directors. However, in the case of an award made to any other participant in the form of an incentive stock option, the purchase price shall not be less than 100% (or, in the case of an incentive stock option granted to a "10 percent shareholder," as defined in Code section 422, 110%) of the fair market value of the Common Stock on the date the option is granted, which shall be the closing price of the Common Stock as reported on Nasdaq NMS (the "Fair Market Value") for the date on which the option is granted, or if there are no sales on such date, on the next preceding day on which there were sales. Such price shall be subject to adjustment as provided in paragraph 15. The Board of Directors shall determine the date on which an option is granted, provided that such date is consistent with the Code and any
                   --------
applicable rules or regulations thereunder. In the absence of such determination, the date on which the Board of Directors adopts a resolution granting an option shall be considered the date on which such option is granted, provided the participant to whom the option is granted is promptly notified of
--------
the grant and an option agreement is duly executed as of the date of the resolution. The price so determined shall also be applicable in connection with the exercise of any related right or limited right.

6.   Term of Options, Units and Rights
     ---------------------------------

     The term of each incentive stock option granted under the 1997 Plan shall not be more than 10 (or, in the case of a "10 percent shareholder," as defined in Code section 422, 5) years from the date of grant, as the Board of Directors shall determine, subject to earlier termination as provided in paragraphs 12 and
13. The term of each non-qualified stock option as well as each restricted unit, right or limited right granted under the 1997 Plan shall be such period of time as the Board of Directors shall determine, subject to earlier termination as provided in paragraphs 12 and 13.


7.   Exercise of Options; Loans
     --------------------------

     (a) Subject to the provisions of the 1997 Plan and unless otherwise provided in the option agreement, an option granted under the 1997 Plan shall become 100% vested at the earliest of the participant's normal retirement date, the participant's death or total disability (as defined in paragraph 13) or over a five (5) year period commencing with the date of grant at the rate of twenty percent (20%) per year. In its sole discretion, the Board of Directors may, in any case or cases, prescribe different installments. The Board of Directors may also, in its sole discretion, accelerate any option at any time or, in any option agreement, provide for the acceleration of the exercisability of any option based on the occurrence of any event or satisfaction of any condition prescribed by the Board of Directors in its sole discretion.

     (b) An option may be exercised at any time or from time to time (subject, in the case of an incentive stock option, to such restrictions as may be imposed by the Code), as to any or all full shares as to which the option has become exercisable.

     (c) The purchase price of the shares as to which an option is exercised shall be paid in full at the time of exercise; payment may be made in cash, which may be paid by check or other instrument acceptable to the Company, or, with the consent of the Board of Directors, in shares of the Common Stock, valued at the Fair Market Value on the date of exercise, or if there were no sales on such date, on the next preceding day on which there were sales or (if permitted by the Board of Directors and subject to such terms and conditions as it may determine) by surrender of outstanding awards under the 1997 Plan. In addition, any amount necessary to satisfy applicable federal, state or local tax requirements shall be paid promptly upon notification of the amount due. The Board of Directors may permit such amount to be paid in shares of Common Stock previously owned by the participant, or a portion of the shares of Common Stock that otherwise would be distributed to such participant upon exercise of the option, or a combination of cash and shares of such Common Stock.

     (d) Except as provided in paragraphs 12 and 13, no option which is an incentive stock option may be exercised at any time unless the holder thereof is then an employee of the Company, one of its subsidiaries. For this purpose, "subsidiary" shall include, as under Treasury Regulations Section 1.421-7(h)(3) and (4), Example (3), any corporation that is a subsidiary of the Company during the entire portion of the requisite period of employment during which it is the employer of the holder.

     (e) The Board of Directors, in its sole discretion, may elect, in lieu of delivering all or a portion of the shares of Common Stock as to which an option has been exercised, if the Fair Market Value of the Common Stock exceeds the exercise price of the option (i) to pay the participant in cash or in shares of Common Stock, or a combination of cash and Common Stock, an amount equal to the excess of (A) the Fair Market Value on the exercise date of the shares of Common Stock as to which such option has been exercised, or if there were no sales on such date, on the next preceding day on which there were sales over (B) the option price, or (ii) in the case of an option which is a non-qualified option, to defer payment and to credit the amount of such excess on the Company's books for the account of the optionee and either (a) to treat the amount in such account as if it had been invested in the manner from time to time determined by the Board of Directors, with dividends or other income thereon being deemed to have been so reinvested or (b) for the Company's convenience, to contribute the amount credited -to such account to a trust, which may be revocable by the Company, for investment in the manner from time to time determined by the Board of Directors and set forth in the instrument creating such trust. The Board of Director's election pursuant to this subparagraph shall be made by giving written notice of such election to the participant (or other person exercising the option). Shares of Common Stock paid pursuant to this subparagraph will be valued at the Fair Market Value on the exercise date, or if there were no sales on such date, on the next preceding day on which there were sales.

     (f) Subject to any terms and conditions that the Board of Directors may determine in respect of the exercise of options involving the surrender of outstanding awards, upon, but not until, the exercise of an option or portion thereof in accordance with (i) the 1997 Plan, (ii) the option agreement and
(iii) such rules and regulations as may be established by the Board of Directors, the holder thereof shall have the rights of a shareholder with respect to the shares issued as a result of such exercise.

     (g) The Company may make loans to such option holders as the Board of Directors, in its discretion, may determine (including a holder who is a director or officer of the Company) in connection with the exercise of options granted under the 1997 Plan; provided, however, that the Board of Directors
                             ------------------
shall not authorize the making of any loan where the possession of such discretion or the making of such loan would result in a "modification" (as defined in Section 424 of the Code) of any incentive stock option. Such loans shall be subject to the following terms and conditions and such other terms and conditions as the Board of Directors shall determine not inconsistent with the 1997 Plan. Such loans shall bear interest at such rates as the Board of Directors shall determine from time to time, which rates may be below then current market rates (except in the case of incentive stock options). In no event may any such loan exceed the fair market value, at the date of exercise, of the shares covered by the option, or portion thereof, exercised by the holder. No loan shall have an initial term exceeding five years, but any such loan may be renewable at the discretion of the Board of Directors. When a loan shall have been made, shares of Common Stock having a Fair Market Value at least equal to the principal amount of the loan shall be pledged by the holder to the Company as security for payment of the unpaid balance of the loan. Every loan shall comply with all applicable laws, regulations and rules of the Board of Governors of the Federal Reserve System and any other governmental agency having jurisdiction.


8.   Award and Exercise of Rights
     ----------------------------

     (a) A right may be awarded by the Board of Directors in connection with any option granted under the 1997 Plan (a "tandem right"), either at the time the option is granted or thereafter at any time prior to the exercise, termination or expiration of the option. A right may also be awarded separately (a "free-standing right"). Each tandem right shall be subject to the same terms and conditions as the related option and shall be exercisable only to the extent the option is exercisable.

     The term of each freestanding right granted under the 1997 Plan shall be such period of time as the Board of Directors shall determine. Subject to the provisions of the 1997 Plan and unless otherwise provided in the agreement covering a freestanding right granted under the 1997 Plan, such right shall become 100% vested at the earliest of the participant's normal retirement date, the participant's death or total disability (as defined in paragraph 13) or such period of time from the date of grant as the Board of Directors shall determine. Prior to becoming 100% vested, each freestanding right shall become exercisable at such time and in such manner as the Board of Directors shall determine. The Board of Directors may also, in its sole discretion, accelerate the exercisability of any freestanding right at any time and provide, in the agreement covering a freestanding right, that the right shall become immediately exercisable based on the occurrence of any event or satisfaction of any condition prescribed by the Board of Directors in its sole discretion.

     (b) A right shall entitle the participant upon exercise in accordance with its terms (subject, in the case of a tandem right, to the surrender of the unexercised portion of the related option or any portion or portions thereof which the participant from time to time determines to surrender for this purpose) to receive, subject to the provisions of the 1997 Plan and such rules and regulations as from time to time may be established by the Board of Directors, a payment having an aggregate value equal to (A) the excess of the fair market value on the exercise date of one share over the option price per share, in the case of a tandem right, or the price per share specified in the terms of the right, in the case of a freestanding right, times (B) the number of shares with respect to which the right shall have been exercised. The payment shall be made in the form of all cash, all shares of Common Stock, or a combination thereof, as elected by the participant; provided, that the Board of
                                                    --------
Directors shall have sole discretion to consent to or disapprove the election of a participant to receive all or part of a payment in cash (which consent or disapproval may be given at any time after the election to which it relates). The price per share specified in a freestanding right shall be determined by the Board of Directors but in no event shall be less than the average of the daily closing price for the Common Stock as reported on the Nasdaq NMS during a period determined by the Board of Directors in its sole discretion that shall consist of any day on which shares of Common Stock are traded on the Nasdaq NMS (a "Trading Day") or any number of consecutive Trading Days, not exceeding 30, during the period of 30 Trading Days ending on the Trading Day immediately preceding the date the right is granted, provided that, in the absence of a
                                         --------
different determination by the Board of Directors, the price per share shall be determined on the basis of a period consisting of 30 Trading Days. Such price shall be subject to adjustment as provided in paragraph 15. The Board of Directors shall determine the date on which a freestanding right is granted. In the absence of such determination, the date on which the Board of Directors adopts a resolution granting such right shall be considered the date of grant, provided the participant is promptly notified of the grant and an agreement is duly executed as of the date of the resolution.

     If upon exercise of a right the participant is to receive all or a portion of the payment in shares of Common Stock, the number of shares received shall be determined by dividing such portion by the fair market value of a share on the exercise date. The number of shares received may not exceed the number of shares covered by any option or portion thereof surrendered. Cash will be paid in lieu of any fractional share.

     No payment will be required from the participant upon exercise of a right, except that any amount necessary to satisfy applicable federal, state or local tax requirements shall be withheld or paid promptly upon notification of the amount due and prior to or concurrently with delivery of cash or a certificate representing shares. The Board of Directors may permit such amount to be paid in shares of Common Stock previously owned by the participant, or a portion of the shares of Common Stock that otherwise would be distributed to such participant upon exercise of the right, or a combination of cash and shares of such Common Stock.

     (c) For purposes of this paragraph 8, the fair market value of a share on any particular date shall mean the Fair Market Value of such share on such date, or if there are no sales on such date, on the next preceding day on which there were sales; provided that, in the case of rights that relate to an incentive
            --------
stock option, not in excess of the maximum amount that would be permissible under Section 422 of the Code and the Treasury Regulations thereunder without disqualifying such option as an incentive stock option under Section 422.

     (d) Upon exercise of a tandem right, the number of shares subject to exercise under the related option shall automatically be reduced by the number of shares represented by the option or portion thereof surrendered.

     (e) A right related to an incentive stock option may only be exercised if the fair market value of a share of Common Stock on the exercise date exceeds the option price.

     (f) Whether payments to participants upon exercise of tandem rights related to non-qualified options or of freestanding rights are made in cash, shares of Common Stock or a combination thereof, the Board of Directors shall have sole discretion as to timing of the payments, whether in one lump sum or in annual installments or otherwise deferred, which deferred payments may in the Board of Directors' sole discretion (i) bear amounts equivalent to interest or cash dividends, (ii) be treated as invested in the manner from time to time determined by the Board of Directors, with dividends or other income thereon being deemed to have been so reinvested, or (iii) for the convenience of the Company, contributed to a trust, which may be revocable by the Company or subject to the claims of its creditors, for investment in the manner from time to time determined by the Board of Directors and set forth in the instrument creating such trust, all as the Board of Directors shall determine.

     (g) If a freestanding right is not exercised, or neither a tandem right nor the related option is exercised, before the end of the day on which the right ceases to be exercisable and the fair market value of a share on such date exceeds (i) the option price per share in the case of a tandem right or (ii) the price per share specified in the terms of the right in the case of a freestanding right, such right shall be deemed exercised and a payment in the amount prescribed by subparagraph 8(b), less any applicable taxes, shall be paid to the participant in cash.


9.  Award and Exercise of Limited Rights
    ------------------------------------

     (a) A limited right may be awarded by the Board of Directors in connection with any option granted under the 1997 Plan with respect to all or some of the shares of Common Stock covered by such related option. A limited right may be granted either at the time the option is granted or thereafter at any time prior to the exercise, termination or expiration of the option. A limited right may be granted to a participant irrespective of whether such participant is being granted or has been granted a right under paragraph 8 hereof. A limited right may be exercised only during the ninety-day period beginning on the occurrence of an event or condition prescribed by the Board of Directors. In addition, each limited right shall be exercisable only if, and to the extent that, the related option is exercisable and, in the case of a limited right granted in respect of an incentive stock option, only when the fair market value per share of the Common Stock exceeds the option price per share. Upon exercise of a limited right, such related option shall cease to be exercisable to the extent of the shares of Common Stock with respect to which such limited right is exercised. Upon the exercise or termination of a related option, the limited right with respect to such related option shall terminate to the extent of the shares of Common Stock with respect to which the related option was exercised or terminated.

     (b) Upon the exercise of limited rights, the holder thereof shall receive in cash an amount determined in the same manner as for a right granted under paragraph 8.

     (c) Notwithstanding any other provision of the 1997 Plan, tandem rights granted pursuant to paragraph 8 may not be exercised to the extent that any limited rights granted with respect to the same option are then exercisable. Upon exercise of the limited right, the number of shares subject to exercise under the related option, and the number of tandem rights related thereto, shall automatically be reduced by the number of shares and rights represented by the limited right exercised.


10.  Non-Transferability of Options and Rights
     -----------------------------------------

     Options, rights and limited rights granted under the 1997 Plan shall not be transferable otherwise than by will or the laws of descent and distribution. Options, rights and limited rights may be exercised during the lifetime of the participant only by the participant or by the participant's guardian or legal representative (unless such exercise would disqualify an option as an incentive stock option).


11.  Award and Delivery of Restricted Shares or Restricted Units
     -----------------------------------------------------------

     (a) At the time an award of restricted shares or restricted units is made, the Board of Directors shall establish a period of time (the "Restricted Period") applicable to such award. Each award of restricted shares or restricted units may have a different Restricted Period. The Board of Directors may, in its sole discretion, accelerate the Restricted Period or, at the time an award is made, (i) prescribe conditions for the incremental lapse of restrictions during the Restricted Period or (ii) provide for the lapse or termination of restrictions upon the satisfaction of any condition or the occurrence of any event prescribed by the Board of Directors in its sole discretion. The Board of Directors may also, in its sole discretion, shorten or terminate the Restricted Period or waive any conditions for the lapse or termination of restrictions with respect to all or any portion of the restricted shares or restricted units. Notwithstanding the foregoing, all restrictions shall lapse or terminate with respect to all restricted shares or restricted units upon death or total disability (as defined in paragraph 13).

     (b) Upon the grant of an award of restricted shares, a stock certificate representing a number of shares of Common Stock equal to the number of restricted shares granted to a participant shall be registered in the participant's name but shall be held in custody by the Company for the participant's account. The participant shall generally have the rights and privileges of a shareholder as to such restricted shares, including the right to vote such restricted shares, except that, subject to the provisions of paragraph 12, the following restrictions shall apply: (i) the participant shall not be entitled to delivery of the certificate until the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Board of Directors; (ii) none of the restricted shares may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the Restricted Period and until the satisfaction of any other conditions prescribed by the Board of Directors; and (iii) all of the restricted shares shall be forfeited and all rights of the participant to such restricted shares shall terminate without further obligation on the part of the Company unless the participant has remained an employee of or, in the case of a non-employee participant, continues to perform services for the Company or any of its subsidiaries until the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Board of Directors applicable to such restricted shares. At the discretion of the Board of Directors, cash and stock dividends with respect to the restricted shares may be either currently paid or withheld by the Company for the participant's account, and interest may be paid on the amount of cash dividends withheld at a rate and subject to such terms as determined by the Board of Directors. Cash or stock dividends so withheld by the Board of Directors shall not be subject to forfeiture. Upon the forfeiture of any restricted shares, such forfeited restricted shares shall be transferred to the Company without further action by the participant. The participant shall have the same rights and privileges, and be subject to the same restrictions, with respect to any shares received pursuant to paragraph 15.

     (c) Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Board of Directors or at such earlier time as provided for in paragraph 12, the restrictions applicable to the restricted shares shall lapse and a stock certificate for the number of shares of Common Stock with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions, except any that may be imposed by law, to the participant or the participant's beneficiary or estate, as the case may be. The Company shall not be required to deliver any fractional share of Common Stock but will pay, in lieu thereof, the Fair Market Value (determined as of the date the restrictions lapse or next preceding day on which sales are traded) of such fractional share to the participant or the participant's beneficiary or estate, as the case may be. No payment will be required from the participant upon the issuance or delivery of any restricted shares, except that any amount necessary to satisfy applicable federal, state or local tax requirements shall be withheld or paid promptly upon notification of the amount due and prior to or concurrently with the issuance or delivery of a certificate representing such shares. The Board of Directors may permit such amount to be paid in (i) shares of Common Stock previously owned by the participant, (ii) a portion of the shares of Common Stock that otherwise would be distributed to such participant upon the lapse of the restrictions applicable to the restricted shares, or (iii) a combination of cash and shares of such Common Stock; provided, however, that the Board of Directors shall have sole
              -----------------
discretion to consent to or disapprove of any such election (which consent or disapproval may be given at any time after the election to which it relates).

     (d) In the case of an award of restricted units, no shares of Common Stock shall be issued at the time the award is made, and the Company shall not be required to set aside a fund for the payment of any such awards. The participant will have no rights as a shareholder of the Company with respect to restricted units.

     Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Board of Directors or at such earlier time as provided for in paragraph 12, the Company shall deliver to the participant or the participant's beneficiary or estate, as the case may be, one share of Common Stock for each restricted unit with respect to which the restrictions have lapsed ("vested unit"), and cash equal to any Dividend Equivalents credited with respect to each such vested unit and any interest thereon; provided, however, that the Board of Directors may, in its sole
         -----------------
discretion, elect to pay cash or part cash and part Common Stock in lieu of delivering only Common Stock for vested units. If a cash payment is made in lieu of delivering Common Stock, the amount of such cash payment shall be equal to the Fair Market Value for the date on which the Restricted Period lapsed with respect to such vested unit, or if there are no sales on such date, on the next preceding day on which there were sales. No payment will be required from the participant upon the award of any restricted units, the crediting or payment of any Dividend Equivalents, or the delivery of Common Stock or the payment of cash in respect of vested units, except that any amount necessary to satisfy applicable federal, state or local tax requirements shall be withheld or paid promptly upon notification of the amount due. The Board of Directors may permit such amount to be paid in (i) shares of Common Stock previously owned by the participant, (ii) a portion of the shares of Common Stock that otherwise would be distributed to such participant in respect of vested units, or (iii) a combination of cash and shares of such Common Stock; provided, however, that the
                                                     -----------------
Board of Directors shall have sole discretion to consent to or disapprove of any such election (which consent or disapproval may be given at any time after the election to which it relates).

     (e) The restricted unit award agreement may permit a participant to request that the payment of vested units (and Dividend Equivalents and the interest thereon with respect to such vested units) be deferred beyond the payment date specified in the agreement. The Board of Directors shall, in its sole discretion, determine whether to permit such deferral and to specify the terms and conditions, which are not inconsistent with the 1997 Plan, to be contained in the agreement. In the event of such deferral, the Board of Directors may determine that interest shall be credited annually on the Dividend Equivalents, at a rate to be determined by the Board of Directors. The Board of Directors may also determine to compound such interest.


12.  Termination of Employment
     -------------------------

     (a) If the employment of an employee to whom an option, right or limited right has been granted under the 1997 Plan shall be involuntarily terminated, then except as set forth in paragraph 13, such option, right or limited right may, subject to the provisions of the 1997 Plan, be exercised (to the extent that the employee was entitled to do so at such involuntary termination of his employment) at any time within three months after such involuntary termination, provided, however, that any option, right or limited right held by an employee
-----------------
whose employment is terminated for cause, as determined by the Board of Directors in its sole discretion, shall forthwith terminate. If the employment of an employee to whom an option, right or limited right has been granted under the 1997 Plan shall terminate for any other reason, then, except as provided in paragraph 13, such option, right or limited right will immediately terminate; provided, however, that in the case of an employee whose termination results from retirement from active employment at or after age 65, such options, rights and limited rights may be exercised within one year after such termination, but in no case later than the date on which the option, right or limited right terminates.

     (b) Unless otherwise determined by the Board of Directors, if an employee to whom restricted shares or restricted units have been granted ceases to be an employee of the Company or of a subsidiary prior to the end of the Restricted Period and the satisfaction of any other conditions prescribed by the Board of Directors for any reason other than death or total disability (as defined in paragraph 13), the employee shall immediately forfeit all restricted shares and restricted units as to which the Restricted Period has not then lapsed. If such employee ceases employment with the Company due to such employee's death or total disability (as defined in paragraph 13), then all restrictions relating to the restricted shares or restricted units shall immediately terminate.

     (c) Awards granted under the 1997 Plan shall not be affected by any change of duties or position so long as the holder continues to be an employee of the Company or any of its subsidiaries. Any option, right, limited right, restricted share or restricted unit agreement, or any rules and regulations relating to the 1997 Plan, may contain such provisions as the Board of Directors shall approve with reference to the determination of the date employment terminates and the effect of leaves of absence. Any such rules and regulations with reference to any option agreement shall be consistent with the provisions of the Code and any applicable rules and regulations thereunder. Nothing in the 1997 Plan or in any award granted pursuant to the 1997 Plan shall confer upon any employee any right to continue in the employ of the Company or any of its subsidiaries or interfere in any way with the right of the Company or any such subsidiary to terminate such employment at any time.

     (d) Notwithstanding anything else in the 1997 Plan to the contrary, if the company employing an individual to whom an option, right, limited right, restricted unit or restricted share has been granted under the 1997 Plan ceases to be a subsidiary of the Company, then the Board of Directors may provide that service with such employer or its direct or indirect subsidiaries in any capacity shall be considered employment with the Company for purposes of the 1997 Plan.


13.  Death or Total Disability of Employee
     -------------------------------------

     If an employee to whom an option, right or limited right has been granted under the 1997 Plan shall die or suffer a "total disability" while employed by the Company, one of its subsidiaries, such option, right or limited right may be exercised, to the extent that the employee was entitled to do so at the termination of employment (including by reason of death or total disability), as set forth herein or in option agreement (subject to the restrictions set forth in paragraphs 8 and 9 with respect to persons subject to Section 16(b) of the Exchange Act) by the employee, the legal guardian of the employee (unless such exercise would disqualify an option as an incentive stock option), a legatee or legatees of the employee under the employee's last will, or by the employee's personal representatives or distributees, whichever is applicable, at any time within one year after the date of the employee's death or total disability, but in no case later than the date on which the option, right or limited right terminates. For purposes hereof, "total disability" is defined as a condition which permits the employee to receive full benefits under the Company's long term disability plan. If employee is not eligible to participate in such plan or no such plan is then maintained, "total disability" means any physical or mental condition which renders the employee unable to perform his or her duties to the satisfaction of the Board of Directors and which condition may be expected to continue for more than six months in the opinion of a physician selected by the Board of Directors.


14.  Awards to Non-employees
     -----------------------

     Any non-employee of the Company who receives an award under the 1997 Plan shall be subject to such constraints with respect to exercisability of awards and forfeiture of awards as the Board of Directors, in its sole discretion, may prescribe.


15.  Adjustment upon Changes in Capitalization, etc.
     -----------------------------------------------

     Notwithstanding any other provision of the 1997 Plan, the Board of Directors may at any time make or provide for such adjustments to the 1997 Plan, to the number and class of shares available thereunder or to any outstanding options, rights, restricted shares or restricted units as it shall deem appropriate to prevent dilution or enlargement of rights, including adjustments in the event of distributions to holders of Common Stock other than a normal cash dividend, changes in the outstanding Common Stock by reason of stock dividends, split-ups, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations, liquidations and the like. In the event of any offer to holders of Common Stock generally relating to the acquisition of their shares, the Board of Directors may make such adjustment as it deems equitable in respect of outstanding options, rights, limited rights and restricted units, including in the Board of Directors' discretion revision of outstanding options, rights, limited rights and restricted units so that they may be exercisable for or payable in the consideration payable in the acquisition transaction. No adjustment shall be made in respect of an incentive stock option if such adjustment would disqualify such option as an incentive stock option under Section 422 of the Code and the Treasury Regulations thereunder. No adjustment shall be made in the minimum number of shares with respect to which an option may be exercised at any time. Any fractional shares resulting from such adjustments to options, rights, limited rights or restricted units shall be eliminated.


16.  Effective Date
     --------------

     The 1997 Plan shall be effective as of the May 8, 1997. The Board of Directors may, in its discretion, grant awards under the 1997 Plan, the grant, exercise or payment of which shall be expressly subject to the conditions that, to the extent required at the time of grant, exercise or payment, (i) if the Company deems it necessary or desirable, a Registration Statement under the Securities Act of 1933 with respect to such shares shall be effective, (ii) to the extent such awards provide for the delivery of shares of Common Stock of the Company, such shares shall have been listed on the Nasdaq NMS, subject to notice of issuance, and (iii) any requisite approval or consent of any governmental authority of any kind having jurisdiction over awards granted under the 1997 Plan shall be obtained.


17.  Termination and Amendment
     -------------------------

     The Board of Directors of the Company may suspend, terminate, modify or amend the 1997 Plan, provided that any amendment that would increase the aggregate number of shares that may be issued under the 1997 Plan, materially increase the benefits accruing to participants under the 1997 Plan, or materially modify the requirements as to eligibility for participation in the 1997 Plan shall be subject to the approval of the Company's shareholders to the extent required by Rule 16b-3, applicable law or any other governing rules or regulations, except that any such increase or modification that may result from adjustments authorized by paragraph 15 does not require such approval. If the 1997 Plan is terminated, the terms of the 1997 Plan shall, notwithstanding such termination, continue to apply to awards granted prior to such termination. In addition, no suspension, termination, modification or amendment of the 1997 Plan may, without the consent of the participant to whom an award shall theretofore have been granted, adversely affect the rights of such participant under such award.


18.  Written Agreements
     ------------------

     Each award of options, rights, limited rights, restricted shares or restricted units shall be evidenced by a written agreement, executed by the participant and the Company, which shall contain such restrictions, terms and conditions as the Board of Directors may require.


19.  Effect on Other Stock Plans
     ---------------------------

     The adoption of the 1997 Plan shall have no effect on awards made or to be made pursuant to other stock plans covering employees or non-employees of the Company, its subsidiaries, or any predecessors or successors thereto.

                       ALLIN COMMUNICATIONS CORPORATION
                                     PROXY
          This Proxy Is Solicited On Behalf Of The Board of Directors


   Jon E. VanAmringe and Brian K. Blair, or either of them, each with power of substitution, are hereby authorized to vote all stock of Allin Communications Corporation which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Allin Communications Corporation to be held on Thursday May 8, 1997, and at any postponements or adjournments thereof as follows:

1. Election of Directors:  FOR all nominees listed below   WITHHOLD AUTHORITY to
                           (except as marked to the        vote for all nominees
                            contrary below)                listed below


   Nominees: Richard W. Talarico, R. Daniel Foreman, Brian K. Blair, William C.
             Kavan, Paul J. Pasquarelli, James C. Roddey and Richard S. Trutanic

       A vote FOR all nominees is recommended by the Board of Directors

Instructions: To withhold authority for an individual nominee, draw a line through his name.

2. Approval of the 1997 Stock Plan of Allin Communications Corporation

                      FOR        AGAINST        ABSTAIN

              A vote FOR is recommended by the Board of Dirctors

3. Ratification of appointment of Independent Public Accountants

                      FOR        AGAINST        ABSTAIN

              A vote FOR is recommended by the Board of Dirctors

                           (Continued on other side)

                          (Continued from other side)

4. In their discretion, on such other business as may properly come before the meeting.



   THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AND FOR PROPOSALS 2 AND 3.

      Please sign this proxy exactly as your appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or in another representative capacity, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.


      Dated:                            , 1997
             ---------------------------


      ----------------------------------
                   (Signature)


      ----------------------------------
           (Signature, if held jointly)



         Please Mark, Sign, Date, and Return this Proxy Card Promptly
                          Using the Enclosed Envelope